AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 3, 2004

                                                        REGISTRATION NO. 333- --
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ________________

                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                 ________________

                               UNIVERSAL AMERICAN
                                 FINANCIAL CORP.
             (Exact name of Registrant as specified in its charter)

                                    NEW YORK
         (State or other jurisdiction of incorporation or organization)

                                   11-2580136
                     (I.R.S. Employer Identification Number)


                       SIX INTERNATIONAL DRIVE, SUITE 190
                               RYE BROOK, NY 10573
                                 (914) 934-5200
       (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                               RICHARD A. BARASCH
                       UNIVERSAL AMERICAN FINANCIAL CORP.
                       SIX INTERNATIONAL DRIVE, SUITE 190
                               RYE BROOK, NY 10573
                                 (914) 934-5200
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   copies to:
                             RAPHAEL M. RUSSO, ESQ.
                  PAUL, WEISS, RIFKIND, WHARTON & Garrison LLP
                           1285 Avenue of the Americas
                               New York, NY 10019
                                 (212) 373-3000

                                 ________________

      Approximate date of commencement of the proposed sale to the public:
              from time to time after this registration statement
                               becomes effective.
                                 ________________

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                                                CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
                                                                        PROPOSED        PROPOSED MAXIMUM
                                                                         MAXIMUM       AGGREGATE OFFERING
                 TITLE OF EACH CLASS OF              AMOUNT TO BE     OFFERING PRICE       REGISTRATION
              SECURITIES TO BE REGISTERED             REGISTERED        PER UNIT(1)          PRICE(1)         AMOUNT OF FEE
---------------------------------------------------------------------------------------------------------------------------------
Primary Offering:
Common Stock, par value $.01 per share (2).......
Debt Securities (3)..............................
Preferred Stock, par value $1.00 per share (4)...
Depositary Shares (5)............................
Warrants (6).....................................
Stock Purchase Contracts (7).....................
Stock Purchase Units (8).........................
Total............................................   $140,000,000 (9)         100%        $140,000,000 (9)(10)    $17,738 (11)(12)
                                                    ================     ============    ====================    ================

Secondary Offering:
Common Stock, par value $0.01 per share (13)        5,000,000 shares      $11.88 (14)    $59,400,000 (14)        $7,526 (12)
                                                    ================     ============    ====================    ================

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457 under the Securities Act of 1933 and exclusive of accrued interest and dividends, if any.

(2) Subject to note (9) below, there is being registered hereunder an indeterminate number of shares of Common Stock as may be sold from time to time by Universal American Financial Corp., including sales upon the exercise of Warrants. Also includes such indeterminate number of shares of Common Stock as may be issued upon conversion of or exchange for any securities being registered hereunder that provide for conversion or exchange into Common Stock.

(3) Subject to note (9) below, there is being registered hereunder an indeterminate principal amount of Debt Securities as may be sold from time to time by Universal American Financial Corp., including sales upon the exercise of Warrants. Also includes such indeterminate principal amount of Debt Securities as may be issued upon conversion of or exchange for any securities being registered hereunder that provide for conversion or exchange into Debt Securities.

(4) Subject to note (9) below, there is being registered hereunder an indeterminate number of shares of Preferred Stock as may be sold from time to time by Universal American Financial Corp., including sales upon the exercise of Warrants. Also includes such indeterminate number of shares of Preferred Stock as may be issued upon conversion of or exchange for any securities being registered hereunder that provide for conversion or exchange into Preferred Stock.

(5) Subject to note (9) below, there is being registered hereunder an indeterminate number of Depositary Shares to be evidenced by Depositary Receipts issued pursuant to a Deposit Agreement. In the event Universal American Financial Corp. elects to offer to the public fractional interests in shares of the Preferred Stock registered hereunder, Depositary Receipts will be distributed to those persons purchasing such fractional interests and shares of Preferred Stock will be issued to the Depositary under the Deposit Agreement. No separate consideration will be received for the Depositary Shares.

(6) Subject to note (9) below, there is being registered hereunder an indeterminate amount and number of Warrants as may be sold from time to time by Universal American Financial Corp., representing rights to purchase Debt Securities, Preferred Stock or Common Stock. Warrants may be sold separately or with Debt Securities, Preferred Stock or Common Stock.

(7) Subject to note (9) below, there is being registered hereunder an indeterminate amount and number of Stock Purchase Contracts as may be sold from time to time by Universal American Financial Corp., representing rights to purchase Preferred Stock or Common Stock.

(8) Subject to note (9) below, there is being registered hereunder an indeterminate amount and number of Stock Purchase Units as may be sold from time to time by Universal American Financial Corp., representing ownership of Stock Purchase Contracts and Debt Securities or debt obligations of third parties, including U.S. Treasury Securities.

(9) The prospectus included herein relates to $140,000,000 of securities. Such amount represents the principal amount of any Debt Securities issued at their principal amount, the issue price rather than the principal amount of any Debt Securities issued at an original issue discount, the liquidation preference of any Preferred Stock, the amount computed pursuant to Rule 457(c) for any Common Stock, the issue price of any Warrants and the exercise price of any offered securities issuable upon the exercise of Warrants. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(10) No separate consideration will be received for the Debt Securities, Preferred Stock, Common Stock or the Depositary Shares issuable upon conversion of or in exchange for any securities registered hereunder that provide for conversion or exchange into such securities.

(11) The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933 in respect of the $140,000,000 of previously unregistered securities registered hereunder.

(12)  A toal filing fee of $25,264 has been paid herewith.

(13) Represents shares of common stock to be sold by the selling shareholder identified herein or, to the extent applicable, to be named in a prospectus supplement.

(14) Estimated solely for the purpose of determining the registration fee and calculated in accordance with Rule 457(c) under the Securities Act on the basis of the average of the high and low price per share of the common stock as reported on the Nasdaq National Market on October 29, 2004.



THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT AND POST-EFFECTIVE AMENDMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THEE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                  SUBJECT TO COMPLETION, DATED NOVEMBER 3, 2004

PROSPECTUS


                                  $140,000,000
                       UNIVERSAL AMERICAN FINANCIAL CORP.
                                 Debt Securities
                                 Preferred Stock
                                  Common Stock
                                Depositary Shares
                                    Warrants
                            Stock Purchase Contracts
                              Stock Purchase Units

                                 ________________

                        5,000,000 Shares of Common Stock
                 Offered by the Selling Shareholder named herein

                                 ________________


     We may offer from time to time up to $140,000,000 of any combination of the securities described in this prospectus. In addition, the selling shareholder named in this prospectus may offer from time to time up to 5,000,000 shares of our common stock. We will not receive any of the proceeds from the sale of our shares by the selling shareholder.

     We will provide specific terms of the securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. A supplement may also change or update information contained in this prospectus.

     We will not use this prospectus to confirm sales of any of our securities unless it is attached to a prospectus supplement.

     Our common stock is quoted on the Nasdaq National Market under the ticker symbol "UHCO." Unless we state otherwise in a prospectus supplement, we will not list any of these securities on any securities exchange.

     Neither the Securities and Exchange Commission nor any state securities commission has determined whether this prospectus is truthful or complete. They have not made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.


                The date of this prospectus is November ___, 2004

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

About this Prospectus..........................................................2
Universal American Financial Corp..............................................3
Use of Proceeds................................................................3
Risk Factors...................................................................3
Ratio of Earnings to Fixed Charges.............................................3
Description of the Debt Securities.............................................4
Description of Capital Stock..................................................14
Description of Warrants.......................................................19
Description of Stock Purchase Contracts and Stock Purchase Units..............21
Selling Shareholder...........................................................22
Plan of Distribution..........................................................23
Legal Opinions................................................................24
Experts.......................................................................24
Where You Can Find More Information...........................................25
Incorporation by Reference....................................................25
Forward Looking Statements....................................................26


                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we and the selling shareholder may sell the securities described in the prospectus from time to time. This prospectus provides you with a general description of the securities that may be offered. We may also add, update or change information contained in this prospectus through a supplement to this prospectus. Any statement made in this prospectus will be modified or superseded by any inconsistent statement made in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

                       UNIVERSAL AMERICAN FINANCIAL CORP.

     We are a specialty health and life insurance holding company, with an emphasis on providing a broad array of health insurance and managed care products and services to the growing senior population. Our principal products for the senior market are Medicare supplement, life insurance and fixed annuities, plus Medicare Advantage products in selected markets. In addition, we sell fixed benefit disability insurance for self-employed individuals in the United States and Canada. We distribute these products through a career agency system and an independent general agency system. We also provide administrative services for both affiliated and unaffiliated insurance companies for senior market insurance and non-insurance programs.

     Collectively, our insurance subsidiaries are licensed to sell life and accident and health insurance and annuities in all 50 states, the District of Columbia, Puerto Rico and all the provinces of Canada. Our managed care subsidiary operates Medicare Advantage health plans in Texas, New York and Pennsylvania.

     On principal executive office is located at Six International Drive, Suite 190, Rye Brook, NY 10573, Attention: Secretary, and our telephone number is
(914) 934-5200.

                                 USE OF PROCEEDS

     Unless we state otherwise in a prospectus supplement, we intend to use the proceeds from the sale of the securities offered by this prospectus, for general corporate purposes, including, but not limited to, working capital, capital expenditures, investments in subsidiaries, acquisitions and refinancing of debt. We will include a more detailed description of the use of proceeds of any specific offering of securities in the prospectus supplement relating to the offering. We will not receive any of the proceeds from the sale of our common stock by the selling shareholder.

                                  RISK FACTORS

     Each prospectus supplement relating to the securities we offer will contain a discussion of risks applicable to an investment in our company and to the securities that we are offering pursuant to that supplement. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading "Risk Factors" in the applicable prospectus supplement or appearing or incorporated by reference in this prospectus.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth our ratio of consolidated earnings to fixed charges for the years and the periods indicated:

                                                 Six Months
                                                    Ended
                                                   June 30,                    Year Ended December 31,
                                                --------------      ----------------------------------------------
                                                2004      2003      2003       2002      2001       2000      1999
                                                ----      ----      ----       ----      ----       ----      ----
Ratio of Consolidated Earnings
to Fixed Charges.........................      11.38      7.43      9.55      11.48      7.90       4.85      5.48
Ratio of Consolidated Earnings
to Fixed Charges, including Interest
Credited to Contractholders..............       4.31      3.51      3.93       3.90      3.62       2.77      2.31

     For purposes of computing the ratio of consolidated earnings to fixed charges, "earnings" consists of income from operations before federal income taxes and fixed charges. "Fixed charges" consists of interest expense, capitalized interest, amortization of debt expense and an imputed interest component for rental expense. "Fixed charges, including interest credited to contractholders" also includes all interest paid or credited to the holders of our policies, annuities and investment contracts.

     As of the date of this prospectus, we do not have any preferred stock outstanding.

                       DESCRIPTION OF THE DEBT SECURITIES

     We may offer unsecured senior debt securities or subordinated debt securities. We refer to the senior debt securities and the subordinated debt securities together in this prospectus as the "debt securities." The senior debt securities will rank equally with all of our other unsecured, unsubordinated obligations. The subordinated debt securities will be subordinate and junior in right of payment to all of our senior debt.

     We will issue senior debt securities in one or more series under an indenture, which we refer to as the "senior indenture," between us and the trustee to be named in the prospectus supplement relating to the offering of senior debt securities. We will issue subordinated debt securities in one or more series under an indenture, which we refer to as the "subordinated indenture," between us and the trustee to be named in the prospectus supplement relating to the offering of subordinated debt securities.

     The following description of the terms of the indentures is a summary. It summarizes only those portions of the indentures which we believe will be most important to your decision to invest in our debt securities. You should keep in mind, however, that it is the indentures, and not this summary, which defines your rights as a debtholder. There may be other provisions in the indentures which are also important to you. You should read the indentures for a full description of the terms of the debt securities. The senior indenture and the subordinated indenture are filed as exhibits to the Registration Statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain copies of the senior indenture and the subordinated indenture.

THE DEBT SECURITIES ARE UNSECURED OBLIGATIONS

     Our debt securities will be unsecured obligations. Our senior debt securities will be unsecured and will rank equally with all of our other unsecured and unsubordinated obligations. As a non-operating holding company, most of our operating assets and the assets of our consolidated subsidiaries are owned by our subsidiaries. We rely primarily on dividends from these subsidiaries to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Accordingly, the debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, and you should rely only on our assets for payments on the debt securities. The payment of dividends by our insurance subsidiaries is limited under the insurance holding company laws in the jurisdictions where those subsidiaries are domiciled. See "Universal American Financial Corp."

     Unless we state otherwise in the applicable prospectus supplement, the indentures do not limit us from incurring or issuing other secured or unsecured debt under either of the indentures or any other indenture that we may have entered into or enter into in the future. See "--Subordination under the Subordinated Indenture" and the prospectus supplement relating to any offering of subordinated debt securities.

TERMS OF THE DEBT SECURITIES

     We may issue the debt securities in one or more series with different terms through an indenture that supplements the senior indenture or the subordinated indenture or through a resolution of our board of directors or an authorized committee of our board of directors.

     You should refer to the applicable prospectus supplement for the specific terms of each series of the debt securities. These terms may include the following:

     o   title of the debt securities,

     o   any limit upon the aggregate principal amount,

     o   maturity date(s) or the method of determining the maturity date(s),

     o   interest rate(s) or the method of determining the interest rate(s),

     o dates on which interest will be payable, the record dates relating to interest payments and circumstances in which interest may be deferred, if any,

     o dates from which interest will accrue and the method of determining dates from which interest will accrue,

     o place or places where we may pay principal, premium, if any, and interest and where you may present the debt securities for registration or transfer or exchange,

     o place or places where notices and demands relating to the debt securities and the indentures may be made,

     o   redemption or early payment provisions,

     o   sinking fund or similar provisions,

     o   authorized denominations if other than denominations of $1,000,

     o currency, currencies, or currency units, if other than U.S. dollars, in which the principal of, premium, if any, and interest on the debt securities is payable, or in which the debt securities are denominated,

     o any additions, modifications or deletions, in the event of default or covenants of Universal American Financial Corp. specified in the indenture relating to the debt securities,

     o if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities that is payable upon declaration of acceleration of maturity,

     o any additions or changes to the indenture necessary to permit or facilitate issuing the series in bearer form, registrable or not registrable as to principal, and with or without interest coupons,

     o any index or indices or formulas used to determine the amount of payments of principal of and premium, if any, on the debt securities and the method of determining these amounts,

     o whether a temporary global security will be issued and the terms upon which these temporary debt securities may be exchanged for definitive debt securities,

     o whether the debt securities will be issued in whole or in part in the form of one or more global securities,

     o   identity of the depositary for global securities,

     o appointment of any agent(s), including paying, authenticating, calculation or conversion agents(s), transfer agent(s) or registrar(s),

     o   the events of default applicable to the series,

     o the provisions regarding defeasance and satisfaction and discharge applicable to such series,

     o the terms and conditions of any obligation or right we would have or any option you would have to convert or exchange the debt securities into other securities or cash,

     o in the case of the subordinated indenture, any provisions regarding subordination, and

     o additional terms not inconsistent with the provisions of the indentures.

     Debt securities may also be issued under the indentures upon the exercise of the warrants. See "Description of Warrants."

SPECIAL PAYMENT TERMS OF THE DEBT SECURITIES

     We may issue one or more series of debt securities at a substantial discount below their stated principal amount. These may bear no interest or interest at a rate which at the time of issuance is below market rates. We will describe United States federal tax consequences and special considerations relating to any series in the applicable prospectus supplement.

     The purchase price of any of the debt securities may be payable in one or more foreign currencies or currency units. The debt securities may be denominated in one or more foreign currencies or currency units, or the principal of, premium, if any, or interest on any debt securities may be payable in one or more foreign currencies or currency units. We will describe the restrictions, elections, federal income tax considerations, specific terms and other information relating to the debt securities and the foreign currency units in the applicable prospectus supplement.

     If we use any index to determine the amount of payments of principal, of premium, if any, or interest on any series of debt securities, we will also describe the special federal income tax, accounting and other considerations applicable to the debt securities in the applicable prospectus supplement.

DENOMINATIONS, REGISTRATION AND TRANSFER

     We expect to issue most debt securities in fully registered form without coupons and in denominations of $1,000 and any integral multiple of $1,000. Except as we may describe in the applicable prospectus supplement, debt securities of any series will be exchangeable for other debt securities of the same issue and series, of any authorized denominations, of a like aggregate principal amount and bearing the same interest rate.

     You may present debt securities for exchange as described above, or for registration of transfer, at the office of the securities registrar or at the office of any transfer agent we designate for that purpose. You will not incur a service charge but you must pay any taxes and other governmental charges as described in the indenture. We will appoint the trustees as securities registrar under the indentures. We may at any time rescind the designation of any transfer agent that we initially designate or approve a change in the location through which the transfer agent acts. We will specify the transfer agent in the applicable prospectus supplement. We may at any time designate additional transfer agents.

GLOBAL DEBT SECURITIES

     GENERALLY

     We may issue all or any part of a series of debt securities in the form of one or more global securities. We will identify the depositary holding the global debt securities in the applicable prospectus supplement. We will issue global securities in registered form and in either temporary or definitive form. Unless it is exchanged for the individual debt securities, a global security may not be transferred except:

     o   by the depositary to its nominee,

     o   by a nominee of the depositary to the depositary or another nominee, or

     o by the depositary or any nominee to a successor of the depositary, or a nominee of the successor.

     We will describe the specific terms of the depositary arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depositary arrangements.

     BENEFICIAL INTERESTS IN A GLOBAL SECURITY

     If we issue a global security, the depositary for the global security or its nominee will credit on its book-entry registration and transfer system the principal amounts of the individual debt securities represented by the global security to the accounts of persons that have accounts with it. We refer to those persons as "participants" in this prospectus. The accounts will be designated by the dealers, underwriters or agents for the debt securities, or by us if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons who may hold interests through participants. Ownership and transfers of beneficial interests in the global security will be shown on, and transactions can be effected only through, records maintained by the applicable depositary or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states require that you take physical delivery of securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global security.

     So long as the depositary or its nominee is the registered owner of a global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as provided below, you:

     o will not be entitled to have any of the individual debt securities represented by the global security registered in your name,

     o will not receive or be entitled to receive physical delivery of any debt securities in definitive form, and

     o will not be considered the owner or holder of the debt securities under the indenture.

     PAYMENTS OF PRINCIPAL, PREMIUM AND INTEREST

     We will make principal, premium and interest payments on global securities to the depositary that is the registered holder of the global security or its nominee. The depositary for the global securities will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

     We expect that the depositary or its nominee, upon receipt of any principal, premium or interest payment immediately will credit participants' accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in the global security held through those participants, will be governed by standing instructions and customary practices, as it is now the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of those participants.

     ISSUANCE OF INDIVIDUAL DEBT SECURITIES

     Unless we state otherwise in the applicable prospectus supplement, if a depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue individual debt securities in exchange for the global security. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to the debt securities, determine not to have any debt securities represented by one or more global securities. If that occurs, we will issue individual debt securities in exchange for the global security.

     Further, we may specify that you may, on terms acceptable to us, the trustee and the depositary, receive individual debt securities in exchange for your beneficial interest in a global security, subject to any limitations described in the prospectus supplement relating to the debt securities. In that instance, you will be entitled to physical delivery of individual debt securities equal in principal amount to that beneficial interest and to have the debt securities registered in your name. Unless we otherwise specify, we will issue those individual debt securities in denominations of $1,000 and integral multiples of $1,000.

PAYMENT AND PAYING AGENTS

     Unless we state otherwise in an applicable prospectus supplement, we will pay principal of, premium, if any, and interest on your debt securities at the office of the trustee for your debt securities in the City of New York or at the office of any paying agent that we may designate. In addition, we may pay interest, except in the case of global debt securities, by check mailed to the address of the person entitled to the payment that appears in the securities register.

     Unless we state otherwise in an applicable prospectus supplement, we will pay any interest on debt securities to the registered owner of the debt security at the close of business on the record date for the interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent. We must maintain a paying agent in each place of payment for the debt securities.

     Any moneys deposited with the trustee or any paying agent, or then held by us in trust, for the payment of the principal of, premium, if any, and interest on any debt security that remain unclaimed for two years after the principal, premium or interest has become due and payable will, at our request, be repaid to us. After repayment to us, you are entitled to seek payment only from us as a general unsecured creditor.

REDEMPTION

     Unless we state otherwise in an applicable prospectus supplement, debt securities will not be subject to any sinking fund and will not be redeemable prior to their stated maturity except as described below.

     We may, at our option, redeem any series of debt securities on any interest payment date in whole or in part. We may redeem debt securities in denominations larger than $1,000 but only in integral multiples of $1,000.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     We will not consolidate with or merge into any other corporation or convey, transfer or lease our properties and assets substantially as an entirety to any person, and no person may consolidate with or merge into us or convey, transfer or lease to us its properties and assets substantially as an entirety, unless:

     o if we consolidate with or merge into another corporation or convey or transfer our properties and assets substantially as an entirety to any person or group of affiliated entities, the successor corporation is organized under the laws of the United States of America or any state or the District of Columbia, and the successor corporation expressly assumes, by operation of law or otherwise, our obligations relating to the debt securities,

     o immediately after giving effect to the consolidation, merger, conveyance or transfer and any related transactions, there exists no event of default under either indenture, and no event which, after notice or lapse of time or both, would become an event of default under the relevant indenture, and

     o   other conditions described in the indentures are met.

     Notwithstanding the foregoing, we may consolidate with, or merge with or into, an affiliate incorporated for the purpose of incorporating in another jurisdiction of the United States of America or any State thereof or the District of Columbia without complying with the requirement that, immediately after giving effect to the transaction or series of related transactions, there is no default and no event of default continuing under the relevant indenture.

     Notwithstanding the foregoing (a) we may convey, transfer or lease all or substantially all of our properties and assets as an entirety to any subsidiary or subsidiaries, in one transaction or a series of related transactions and (b) the transfer by us, in a single transaction or series of transactions, of all or substantially all of our cash, cash equivalents and marketable securities of non-affiliates for which we receive fair market value, as determined by our board of directors, will not constitute a sale of all or substantially all of our assets.

     The general provisions of the indenture do not protect you against transactions, such as a highly leveraged transaction, that may adversely affect you.

MODIFICATION AND WAIVER

     MODIFICATION

     We and the trustee may modify and amend each indenture with the consent of the holders of a majority in aggregate principal amount of the series of debt securities affected. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

     o change the stated maturity of the principal of, or any installment of interest on, any outstanding debt security,

     o reduce the principal amount of, or the rate of interest on or any premium payable upon the redemption of, or the amount of principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity of, any outstanding debt security,

     o change the place of payment, or the coin or currency in which any outstanding debt security or the interest is payable,

     o impair your right to institute suit for the enforcement of any payment on or relating to any outstanding debt security after the stated maturity, or

     o change the amendment provisions of the indenture requiring the consent of the affected holders for waiver of compliance with the indenture or waiver of past defaults.

     WAIVER

     The holders of a majority in principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive covenants of the indenture which relate to that series.

     The holders of not less than a majority in principal amount of the outstanding debt securities of a series may, on behalf of the holders of that series, generally waive any past default under the indenture relating to that series of debt securities. However, a default in the payment of the principal of, or any interest on, any debt security of that series or relating to a provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series.

EVENTS OF DEFAULT

     Under the terms of each indenture, each of the following constitutes an event of default for a series of debt securities:

     o default for 30 days in the payment of any interest or other amounts due from time to time when due,

     o   default in the payment of principal, or premium, if any, at maturity,

     o default in the performance of any other covenant in the indenture for 60 days after written notice,

     o   certain events of bankruptcy, insolvency or reorganization, or

     o any other event of default described in the applicable board resolution or supplemental indenture under which the series of debt securities is issued.

     Unless otherwise indicated in the applicable prospectus supplement, no event of default with respect to a particular series of debt securities, except for certain events involving bankruptcy, insolvency or reorganization with respect to us, necessarily constitutes an event of default with respect to any other series of debt securities.

     We will be required to furnish the trustee annually with a statement as to the fulfillment of our obligations under the indenture. Each indenture provides that the trustee may withhold notice to you of any default, except in respect of the payment of principal or interest on the debt securities, if it considers it in the interests of the holders of the debt securities to do so.

EFFECT OF AN EVENT OF DEFAULT

     If an event of default exists, the trustee or the holders of not less than 25% in principal amount of a series of debt securities may declare the principal amount, or, if the debt securities are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series, of the debt securities of that series to be due and payable immediately, by a notice in writing to us, and to the trustee if given by holders. Upon that declaration the principal will become immediately due and payable. However, at any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of outstanding debt securities may, subject to conditions specified in the indenture, rescind and annul that declaration.

     Subject to the provisions of the indentures relating to the duties of the trustee, if an event of default then exists, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at your request, order or direction, unless you have offered to the trustee reasonable security or indemnity. Subject to the provisions for the security or indemnification of the trustee, the holders of a majority in principal amount of a series of outstanding debt securities have the right to direct the time, method and place of conducting and proceeding for and remedy available to the trustee, or exercising any trust or power conferred on the trustee in connection with the debt securities of that series.

LEGAL PROCEEDINGS AND ENFORCEMENT OF RIGHT TO PAYMENT

     You will not have any right to institute any proceeding in connection with the indenture or for any remedy under the indenture, unless you have previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series. In addition, the holders of at least 25% in principal amount of the outstanding debt securities must have made written request, and offered reasonable indemnity, to the trustee to institute that proceeding as trustee, and, within 60 days following the receipt of that notice, the trustee must not have received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request, and must have failed to institute the proceeding. However, you will have an absolute right to receive payment of the principal of, premium, if any, and interest on that debt security on or after the due dates expressed in the debt security and to institute a suit for the enforcement of that payment.

SATISFACTION AND DISCHARGE

     Each indenture provides that when, among other things, all debt securities not previously delivered to the trustee for cancellation:

     o   have become due and payable, or

     o   will become due and payable at their stated maturity within one year,

and we deposit or cause to be deposited with the trustee, in trust, an amount in the currency or currencies in which the debt securities are payable sufficient to pay and discharge the entire indebtedness on the debt securities not previously delivered to the trustee for cancellation, for the principal, and premium, if any, and interest to the date of the deposit or to the stated maturity, as the case may be, then the indenture will cease to be of further effect, and we will be deemed to have satisfied and discharged the indenture. However, we will continue to be obligated to pay all other sums due under the indenture and to provide the officers' certificates and opinions of counsel described in the indenture.

DEFEASANCE

     Unless we state otherwise in the applicable prospectus supplement, each indenture provides that we will be deemed to have paid and discharged the entire indebtedness on all the debt securities of a series at any time prior to their stated maturity or redemption when:

     o we have irrevocably deposited or caused to be deposited with the trustee, in trust, either:

         o sufficient funds to pay and discharge the entire indebtedness on the debt securities for the principal, premium, if any, and interest to the stated maturity or any redemption date, or

         o the amount of U.S. government securities as will, in the written opinion of independent public accountants delivered to the trustee, together with predetermined and certain income to accrue, without consideration of any reinvestment, be sufficient to pay and discharge when due the entire indebtedness on the debt securities for principal, premium, if any, and interest to the stated maturity or any redemption date; and

     o we have paid or caused to be paid all other sums payable on the debt securities; and

     o we have delivered to the trustee an officer's certificate and an opinion of counsel to the effect that:

         o we have received from, or there has been published by, the Internal Revenue Service a ruling, or

         o since the date of execution of the applicable indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that the deposit and related defeasance would not cause you to recognize income, gain or loss for federal income tax purposes; and

     o we have delivered to the trustee an opinion of counsel that neither we nor the trust held by the trustee will immediately after the deposit just described be an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940; and

     o we have delivered to the trustee the other officer's certificates and opinions of counsel as may be required by the indenture, each stating that all conditions precedent relating to the satisfaction and discharge of the entire indebtedness on all debt securities have been complied with.

     The subordinated indenture will not be discharged as described above if we have defaulted in the payment of principal of, premium, if any, or interest on any senior debt and that default is continuing or another event of default on the senior debt then exists and has resulted in the senior debt becoming or being declared due and payable prior to the date it would have become due and payable.

CONVERSION OR EXCHANGE

     The debt securities may be convertible into common stock or other securities. If so, we will describe the specific terms on which the debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option, or at our option. The applicable prospectus supplement will describe the manner in which the shares of common stock or other securities you would receive would be converted or exchanged.

SUBORDINATION UNDER THE SUBORDINATED INDENTURE

     In the subordinated indenture, we have agreed that any subordinated debt securities are subordinate and junior in right of payment to all senior debt to the extent provided in the subordinated indenture.

     Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with our insolvency or bankruptcy, the holders of senior debt will first be entitled to receive payment in full of principal of, premium, if any, and interest on the senior debt before the holders of subordinated debt securities will be entitled to receive or retain any payment of the principal of, premium, if any, or interest on the subordinated debt securities.

     If the maturity of any subordinated debt securities is accelerated, the holders of all senior debt outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due, including any amounts due upon acceleration, before you will be entitled to receive any payment of the principal of, premium, if any, or interest on the subordinated debt securities.

     We will not make any payments of principal of, premium, if any, or interest on the subordinated debt securities if:

     o   a default in any payment on senior debt then exists,

     o an event of default on any senior debt resulting in the acceleration of its maturity then exists, or

     o   any judicial proceeding is pending in connection with default.

     When we use the term "debt," we mean, with respect to any person, whether recourse is to all or a portion of the assets of that person and whether or not contingent:

     o   every obligation of that person for money borrowed,

     o every obligation of that person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

     o every reimbursement obligation of that person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of that person,

     o every obligation of that person issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business,

     o   every capital lease obligation of that person, and

     o every obligation of the type referred to in the prior five clauses of another person and all dividends of another person the payment of which that person has guaranteed or is responsible or liable for, directly or indirectly, including as obligor.

     When we use the term "senior debt" we mean the principal of, premium, if any, and interest on debt, whether incurred on, prior to, or after the date of the subordinated indenture, unless the instrument creating or evidencing that debt or pursuant to which that debt is outstanding states that those obligations are not superior in right of payment to the subordinated debt securities or to other debt which ranks equally with, or junior to, the subordinated debt securities. Interest on senior debt includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Universal American Financial Corp., whether or not the claim for post-petition interest is allowed in that proceeding.

     However, senior debt will not include:

     o any debt of Universal American Financial Corp. which when incurred and without regard to any election under Section 1111(b) of the Bankruptcy Code, was without recourse to Universal American Financial Corp.,

     o any debt of Universal American Financial Corp. to any of it subsidiaries,

     o   debt to any employee of Universal American Financial Corp.,

     o   any liability for taxes, and

     o indebtedness or monetary obligations to trade creditors or assumed by Universal American Financial Corp. or any of its subsidiaries in the ordinary course of business in connection with the obtaining of materials or services.

     We are a non-operating holding company, and most of our operating assets are owned by our subsidiaries. Accordingly, the debt securities will be effectively subordinated to all our existing and future liabilities, including liabilities under contracts of insurance and annuities written by our insurance subsidiaries. You should rely only on our assets for payments of interest and principal and premium, if any. The payment of dividends by our insurance company subsidiaries is limited under the insurance holding company laws in the jurisdictions where those subsidiaries are domiciled. See "Universal American Financial Corp."

     Unless we state otherwise in the applicable prospectus supplement, the subordinated indenture does not limit the amount of additional senior debt that we may incur. We expect from time to time to incur additional senior debt.

     The subordinated indenture provides that we may change the subordination provisions relating to any particular issue of subordinated debt securities prior to issuance. We will describe any change in the prospectus supplement relating to the subordinated debt securities.

GOVERNING LAW

     The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

CONCERNING THE TRUSTEES

     Each of the trustees acts as depositary for funds of, makes loans to, and performs other services for, us and our subsidiaries in the normal course of business.

                          DESCRIPTION OF CAPITAL STOCK

     The following is a description of the material terms and provisions relating to our capital stock. Because it is a summary, the following description is not complete and is subject to and qualified in its entirety by reference to our certificate of incorporation, and our bylaws, as amended, which define the rights of our stockholders. Our amended and restated certificate of incorporation and our amended and restated bylaws are filed or incorporated by reference as exhibits to the Registration Statement of which this prospectus forms a part. See "Where You Can Find More Information" for information on how to obtain copies of these documents.

AUTHORIZED CAPITAL

     Our authorized capital stock consists of (i) 100,000,000 shares of common stock, par value $0.01 per share; and (ii) 2,000,000 shares of preferred stock, par value $1.00 per share. As of September 30, 2004, we had 55.0 million outstanding shares of common stock, net of shares held in treasury and no shares outstanding or issued of preferred stock. As of September 30, 2004, there were approximately 8,000 holders of our common stock.

COMMON STOCK

     Holders of our common stock are entitled to such dividends, if any, as may be declared by our board of directors from assets legally available for that purpose and are entitled at all meetings of shareholders to one vote for each share held by them, without provision for cumulative voting. In the event that we liquidate, all assets available for distribution to the holders of our common stock, after payment of the amount, if any, distributable to the holders of preferred stock, are distributable among them according to their respective holdings. Our common stock is not redeemable, not convertible into any other securities, and has no preemptive rights or sinking fund provisions. The shares offered in this Prospectus will be, and all of the outstanding shares of our common stock are, fully paid and non-assessable.

PREFERRED STOCK

     We may issue preferred stock in one or more series with any rights and preferences that may be authorized by our board of directors. A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. They will include:

     o   the title and stated value of the preferred stock;

     o   the price or prices at which the preferred stock may be purchased;

     o the number of shares of the preferred stock offered, the liquidation preference per share, and the offering price of the preferred stock;

     o the dividend rate(s), period(s), and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

     o whether dividends shall be cumulative or non cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

     o the procedures for an auction and remarketing, if any, for the preferred stock;

     o   the provisions for a sinking fund, if any, for the preferred stock;

     o   the voting rights of the preferred stock;

     o   the provisions for redemption, if applicable, of the preferred stock;

     o the terms and conditions, if applicable, upon which the preferred stock will be convertible into shares of our common stock, including the conversion price, or the manner of calculating the conversion price and conversion period;

     o if appropriate, a discussion of United States federal income tax considerations applicable to the preferred stock;

     o all series of preferred stock rank on a parity with each other and rank senior to common stock with respect to payment of dividends and distributions of assets upon liquidation; and

     o any other specific terms, preferences, rights, limitations, or restrictions of the preferred stock.

DEPOSITARY SHARES

     GENERAL TERMS

     We may elect to offer depositary shares representing receipts for fractional interests in preferred stock, rather than full shares of preferred stock. In this case, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.

     We will deposit the shares of any series of preferred stock represented by depositary shares under a deposit agreement between us and a depositary which we will name in a prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share you will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share, including dividend, voting, redemption, subscription and liquidation rights.

     The following description of the terms of the deposit agreement is a summary. It summarizes only those terms of the deposit agreement which we believe will be most important to your decision to invest in our depositary shares. You should keep in mind, however, that it is the deposit agreement, and not this summary, which defines your rights as a holder of depositary shares. There may be other provisions in the deposit agreement which are also important to you. You should read the deposit agreement for a full description of the terms of the depositary shares. The form of the deposit agreement is filed as an exhibit to the Registration Statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the deposit agreement.

     DIVIDENDS AND OTHER DISTRIBUTIONS

     The depositary will distribute all cash dividends or other cash distributions received on the preferred stock to you in proportion to the number of depositary shares that you own.

     In the event of a distribution other than in cash, the depositary will distribute property received by it to you in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case the depositary may sell the property and distribute the net proceeds from the sale to you.

     REDEMPTION OF DEPOSITARY SHARES

     If we redeem a series of preferred stock represented by depositary shares, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable in relation to the series of preferred stock. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

     VOTING THE PREFERRED STOCK

     Upon receipt of notice of any meeting at which you are entitled to vote, the depositary will mail to you the information contained in that notice of meeting. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to vote the amount of the preferred stock represented by that holder's depositary shares. The record date for the depositary shares will be the same date as the record date for the preferred stock. The depositary will endeavor, to the extent practicable, to vote the amount of the preferred stock represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock if it does not receive specific instructions from you.

     AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

     We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.

     The deposit agreement will terminate if:

     o   all outstanding depositary shares have been redeemed, or

     o there has been a final distribution in respect of the preferred stock, including in connection with our liquidation, dissolution or winding up and the distribution has been distributed to you.

     RESIGNATION AND REMOVAL OF DEPOSITARY

     The depositary may resign at any time by delivering to us notice of its election to do so. We also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

     CHARGES OF DEPOSITARY

     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and issuance of depositary receipts, all withdrawals of shares of preferred stock by you and any redemption of the preferred stock. You will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account.

     MISCELLANEOUS

     The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required or otherwise determine to furnish to holders of preferred stock.

     Neither we nor the depositary will be liable under the deposit agreement to you other than for the depositary's gross negligence, willful misconduct or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceedings relating to any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, you or other persons believed to be competent and on documents we and the depositary believe to be genuine.

PROVISIONS OF OUR CERTIFICATE OF INCORPORATION AND OF NEW YORK LAW

     Our amended and restated certificate of incorporation provides that the affirmative vote of the holders of 66 2/3% of the voting power of all of our outstanding common stock is required for the following transactions with a party which owns 5% or more of such voting power, unless (a) such transaction was approved by our board of directors prior to the acquisition of the 5% by the other party, or (b) we own 50% or more of the total voting power of the other party:

     o   a merger or consolidation of us with the other party, or

     o the sale of substantially all of our assets or business to the other party.

     This provision of our amended and restated certificate of incorporation cannot be altered, amended or repealed without the affirmative vote of the holders of 66?% of the voting power of all of our standing capital stock.

     Our amended and restated certificate of incorporation also requires that the following actions require approval of not less than two-thirds of the total number of directors:

     o a merger or consolidation of us or a material subsidiary, or in which our securities are being issued, and in which our shareholders do not own a majority of the post-transaction voting securities entitled to elect the board of directors;

     o   the sale of all or substantially all of our assets or properties;

     o the disposition of any shares of a material subsidiary or all or substantially all of the assets of such a subsidiary;

     o   a change in the number of directors;

     o   a change in the certificate of incorporation or by-laws;

     o electing or removing executive officers, or changing the employment agreement entered into between Richard A. Barasch and us on July 30, 1999;

     o   our dissolution or seeking the protection of bankruptcy laws; and

     o approving dividends or other distributions with respect to common stock.

     Under our amended and restated by-laws, special meetings of our shareholders may be called by our Chairman of the Board or President, and must be called by our Chairman of the Board, President or Secretary at the request in writing of a majority of our board of directors or at the request of shareholders owning 50% of our entire capital stock issued and outstanding and entitled to vote. However, our amended and restated certificate of incorporation permits shareholders to take action by written consent in lieu of a meeting if such consent is signed by shareholders holding a sufficient amount of outstanding shares to approve such action at any meeting.

     We are subject to the New York Business Corporation Law (the "NYBCL").
Section 912 of the NYBCL, entitled "Requirements Relating to Certain Business Combinations," and Article 16, entitled "Security Takeover Disclosure Act" contain anti-takeover provisions. Among other things, Section 912 of the NYBCL prohibits a publicly held New York corporation from engaging in a "business combination" with an "interested shareholder" for a period of five years after the date of the transaction in which the person became an interested shareholder, unless one of the following conditions is met:

     o the business combination is approved by a majority of the non-interested shareholders;

     o the transaction in which such person became an interested shareholder was approved by the board of directors of the corporation; or

     o the cash and other consideration to be delivered to the holder of each share of common stock of the corporation meets the minimum value criteria determined in accordance with the statute.

     As used in Section 912:

     o a "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the shareholder; and

     o an "interested shareholder" is a person who, together with affiliates and associates, owns (or, in the case of affiliates and associates of the issuer, did own within the last five years) 20% or more of the corporation's voting stock.

     Among other things, Article 16 of the NYBCL requires certain persons making a tender offer or a takeover bid for outstanding shares of certain New York corporations to file a registration statement with the New York State Attorney General and with the corporation for whose stock the tender is being made. The statute imposes additional requirements to takeover bids not subject to the requirements of Section 14(d) of the U.S. Securities Exchange Act. As used in
Article 16, "takeover bid" means the acquisition of or offer to acquire, pursuant to a tender offer or request or invitation for tenders, any equity security of a target company, if after acquisition, the offeror would, directly or indirectly, be a beneficial owner of more than five percent of any class of the issued and outstanding equity securities of such target company. A "takeover bid" does not include:

     o bids made by a dealer for his or her own account in the ordinary course of business of buying and selling such security;

     o an offer to acquire such equity security solely in exchange for other securities, or the acquisition of such equity security pursuant to such offer, for the sole account of the offeror, in good faith and not for the purpose of avoiding this Section, and not involving any public offering of such other securities within the meaning of the Securities Act;

     o any other offer to acquire an equity security, or the acquisition of such equity security pursuant to such offer, for the sole account of the offeror, from not more than fifty offerees, in good faith and not for the purpose of avoiding provisions of this article; or

     o any offer where, prior to making the offer, the offeror owns a majority of the voting equity securities of the target company.

TRANSFER AGENT

     The transfer agent for our common stock is American Stock Transfer & Trust Company.

RESTRICTIONS ON OWNERSHIP UNDER INSURANCE LAWS

     Although our amended and restated certificate of incorporation and amended and restated bylaws do not contain any provision restricting ownership as a result of the application of various state insurance laws, these laws will be a significant deterrent to any person interested in acquiring control of our company. The insurance holding company laws of each of the jurisdictions in which our insurance subsidiaries are incorporated or commercially domiciled, as well as state corporation laws, govern any acquisition of control of our insurance subsidiaries or of our company. In general, these laws provide that no person or entity may directly or indirectly acquire control of an insurance company unless that person or entity has received the prior approval of the insurance regulatory authorities. An acquisition of control would be presumed in the case of any person or entity who purchases 10% or more of our outstanding common stock, or 5% or more, in the case of the Florida insurance holding company laws, unless the applicable insurance regulatory authorities determine otherwise.

                             DESCRIPTION OF WARRANTS

     We may issue warrants, including warrants to purchase debt securities, preferred stock, common stock or other of our securities. We may issue warrants independently or together with any other securities, and they may be attached to or separate from those securities. We will issue the other warrants under warrant agreements between us and a bank or trust company, as warrant agent, that we will describe in the prospectus supplement relating to the warrants that we offer.

     The following description of the terms of the warrants is a summary. It summarizes only those terms of the warrants and the warrant agreement which we believe will be most important to your decision to invest in our warrants. You should keep in mind, however, that it is the warrant agreement and the warrant certificate relating to the warrants, and not this summary, which defines your rights as a warrantholder. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants which are also important to you. You should read these documents for a full description of the terms of the warrants. Forms of these documents are filed as exhibits to the Registration Agreement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain copies of these documents.

DEBT WARRANTS

     We will describe in the applicable prospectus supplement the terms of warrants to purchase debt securities that we may offer, the warrant agreement relating to the debt warrants and the warrant certificates representing the debt warrants. These terms will include the following:

     o   the title of the debt warrants,

     o   the debt securities for which the debt warrants are exercisable,

     o   the aggregate number of the debt warrants,

     o the principal amount of debt securities that you may purchase upon exercise of each debt warrant, and the price or prices at which we will issue the debt warrants,

     o the procedures and conditions relating to the exercise of the debt warrants,

     o the designation and terms of any related debt securities issued with the debt warrants, and the number of debt warrants issued with each debt security,

     o the date, if any, from which you may separately transfer the debt warrants and the related securities,

     o the date on which your right to exercise the debt warrants commences, and the date on which your right expires,

     o the maximum or minimum number of the debt warrants which you may exercise at any time,

     o if applicable, a discussion of material United States federal income tax considerations,

     o any other terms of the debt warrants and terms, procedures and limitations relating to your exercise of the debt warrants, and

     o the terms of the securities you may purchase upon exercise of the debt warrants.

     You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may exercise debt warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to exercise, you will not have any of the rights of holders of the debt securities purchasable upon that exercise and will not be entitled to payments of principal, premium, if any, or interest on the debt securities purchasable upon the exercise.

OTHER WARRANTS

     We may issue other warrants. We will describe in the applicable prospectus supplement the following terms of those warrants:

     o   the title of the warrant,

     o the securities, which may include preferred stock or common stock, for which you may exercise the warrants,

     o   the price or prices at which we will issue the warrants,

     o if applicable, the designation and terms of the preferred stock or common stock issued with the warrants, the designation and terms of the preferred stock or common stock issued with the warrants, and the number of warrants issued with each share of preferred stock or common stock,

     o if applicable, the date from which you may separately transfer the warrants and the related preferred stock or common stock,

     o if applicable, a discussion of material United States federal income tax considerations, and

     o any other terms of the warrants, including terms, procedures and limitations relating to your exchange and exercise of the warrants.

     We will also describe in the applicable prospectus supplement the amount of securities called for by the warrants, any amount of warrants outstanding, and any provisions for a change in the exercise price or the expiration date of the warrants and the kind, frequency and timing of any notice to be given. Prior to the exercise of your warrants, you will not have any of the rights of holders of the preferred stock or common stock purchasable upon that exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or common stock purchasable upon the exercise.

EXERCISE OF WARRANTS

     We will describe in the prospectus supplement relating to the warrants the principal amount or the number of our securities that you may purchase for cash upon exercise of a warrant, and the exercise price. You may exercise a warrant as described in the prospectus supplement relating to the warrants at any time up to the close of business on the expiration date stated in the prospectus supplement. Unexercised warrants will become void after the close of business on the expiration date, or any later expiration date that we determine.

     We will forward the securities purchasable upon the exercise as soon as practicable after receipt of payment and the properly completed and executed warrant certificate at the corporate trust office of the warrant agent or other office stated in the applicable prospectus supplement. If you exercise less than all of the warrants represented by the warrant certificate, we will issue you a new warrant certificate for the remaining warrants.

        DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

     We may issue stock purchase contracts, including contracts obligating you to purchase from us, and for us to sell to you, a specific number of shares of common stock or preferred stock at a future date or dates. The price per share of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula described in the stock purchase contracts. We may issue the stock purchase contract separately or as a part of units consisting of a stock purchase contract and debt securities or debt obligations of third parties, including U.S. Treasury securities, securing your obligations to purchase the preferred stock or the common stock under the purchase contracts. The stock purchase contracts may require us to make periodic payments to you or vice versa and the payments may be unsecured or prefunded on some basis. The stock purchase contracts may require you to secure your obligations in a specified manner. We will describe in the applicable prospectus supplement the terms of any stock purchase contracts or stock purchase units.

                               SELLING SHAREHOLDER

     The following table sets forth information concerning beneficial ownership of our capital stock as of September 30, 2004 by the selling shareholder and after the sale of the maximum number of shares to be sold pursuant to this prospectus. The percentage ownership reflected below both as of September 30, 2004 and after the sale of the maximum number of shares pursuant to this prospectus is calculated based upon the shares of our common stock outstanding as of September 30, 2004. As of September 30, 2004, there were 55.0 million shares of our common stock outstanding, net of shares held in treasury.

                                                                                                After the Sale of the
                                             As of September 30, 2004                             Maximum Number of
                                             2004                            Maximum Number            Shares
                                             --------------------------        of Shares        ---------------------
Name and Address of Beneficial Owner         Shares(1)          Percent        to be Sold       Shares(1)     Percent
------------------------------------         ---------          -------      --------------     ---------     -------
Capital Z Financial Services
  Fund II, L.P. and affiliate(2)
54 Thompson Street
New York, New York 10012                     25,274,236         46.0%        5,000,000          20,274,236    36.9%
-----------------

(1) Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Unless otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned.

(2) An aggregate of 25,274,236 shares (before any offering under this prospectus) are held by Capital Z Financial Services Fund II, L.P., Capital Z Financial Services Private Fund II, L.P. and Capital Z Management, LLC, the investment manager of these funds (collectively "Capital Z"), including options to purchase 54,000 shares of common stock that are exercisable within 60 days from September 30, 2004. Bradley E. Cooper, Eric W. Leathers and Robert A. Spass, who are directors of Universal American, are shareholders of Capital Z Partners, Ltd., the ultimate general partner of Capital Z. No person or entity (including Messrs. Cooper, Leathers and Spass) owns 10% or more of the voting capital stock of Capital Z Partners, Ltd. Messrs. Cooper, Leathers and Spass each disclaim beneficial ownership of all shares of our common stock that are beneficially owned by Capital Z.

                              PLAN OF DISTRIBUTION

     We and/or the selling shareholder may sell the securities covered by this prospectus in any of three ways (or in any combination) from time to time:

     o   to or through underwriters or dealers;

     o   directly to a limited number of purchasers or to a single purchaser; or

     o   through agents.

     In addition, we and/or the selling shareholder may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction the third parties may, pursuant to this prospectus and the applicable prospectus supplement sell securities covered by this prospectus and applicable prospectus supplement. If so, the third party may use securities borrowed from others to settle such sales and may use securities received from us to close out any related short positions. We and/or the selling shareholder may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

     The applicable prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

     o the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;

     o the public offering price or purchase price of the securities and the proceeds to us, and/or the selling shareholder and any discounts, commissions, or concessions or other items constituting compensation allowed, reallowed or paid to underwriters, dealers or agents, if any; and

     o   any securities exchanges on which the securities may be listed, if any.

     Any public offering price or purchase price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers or agents may be changed from time to time.

     The selling shareholder may offer shares of common stock in one or more offerings pursuant to one or more prospectus supplements, and each such prospectus supplement will set forth the terms of the relevant offering as described above. To the extent the shares of common stock offered pursuant to a prospectus supplement remain unsold, the selling shareholder may offer those shares on different terms pursuant to another prospectus supplement, provided that, subject to Rule 462(b) under the Securities Act, no selling shareholder may offer or sell more shares in the aggregate than are indicated in the table set forth under the caption "Selling Shareholder" pursuant to any such prospectus supplements.

     The selling shareholder may offer its shares of common stock at various times in one or more of the following transactions: through short sales, derivative and hedging transactions; by pledge to secure debts and other obligations; through offerings of securities exchangeable, convertible or exercisable for shares of common stock; under forward purchase contracts with trusts, investment companies or other entities (which may, in turn, distribute their own securities); through distribution to its members, partners or shareholders; in exchange or over-the-counter market transactions; and/or in private transactions.

     The selling shareholder also may resell all or a portion of its shares of common stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided it meets the criteria and conforms to the requirements of Rule 144.

     Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters' obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

     If indicated in an applicable prospectus supplement, we and/or the selling shareholder may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we and/or the selling shareholder pay to them. Generally, unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. We and/or the selling shareholder may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us and/or the selling shareholder at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery or other contracts providing for payment and delivery on a specified date in the future.

     Any delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we and/or the selling shareholder pay for solicitation of these delayed delivery contracts.

     Each underwriter, dealer and agent participating in the distribution of any offered securities which are issuable in bearer form will agree that it will not offer, sell, resell or deliver, directly or indirectly, offered securities in bearer form in the United States or to United States persons except as otherwise permitted by Treasury Regulations Section 1.163-5(c)(2)(i)(D).

     Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

     Agents, underwriters and other third parties described above may be entitled under relevant underwriting or other agreements to indemnification by us and/or the selling shareholder against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents, underwriters or other third parties may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us and/or the selling shareholder in the ordinary course of business.

                                 LEGAL OPINIONS

     Unless we state otherwise in the applicable prospectus supplement, the validity of any securities offered by this prospectus will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP and for any underwriters or agents by counsel that we will name in the applicable prospectus supplement.

                                     EXPERTS

     The audited consolidated financial statements and schedules of Universal American Financial Corp. and subsidiaries included in Universal American Financial Corp.'s Annual Report (Form 10-K) for the year ended December 31, 2003, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

     This prospectus is part of a Registration Statement that we filed with the SEC. The Registration Statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit information about us that is available in other documents that we file with the SEC. In addition, we file reports, proxy statements and other information with the SEC. This information may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549.

     Copies of this material can be obtained at prescribed rates from the public reference section of the SEC at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. The material may also be accessed via the internet at the Securities and Exchange Commission's home page on the internet at http://www.sec.gov.

                           INCORPORATION BY REFERENCE

     The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below.

     o Our Annual Report on Form 10-K for the year ended December 31, 2003, filed with the SEC on March 15, 2004,

     o Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed with the SEC on May 10, 2004,

     o Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed with the SEC on August 9, 2004,

     o Our Proxy Statement relating to the annual meeting held on May 26, 2004, filed with the SEC on May 11, 2004,

     o Our Current Reports on Form 8-K, filed with the SEC on June 1, 2004, July 2, 2004, and September 3 2004,

     o The description of our common stock contained in our registration statement on Form 8-A, filed July 11, 1983, and

     o all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus.

     We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus. You should direct requests for those documents to Universal American Financial Corp., Six International Drive, Suite 190, Rye Brook, NY 10773, Attention:
Secretary (Telephone: 914-934-5200).

     EXCEPT AS EXPRESSLY PROVIDED ABOVE, NO OTHER INFORMATION, INCLUDING INFORMATION ON OUR WEBSITE IS INCORPORATED BY REFERENCE WITH THIS PROSPECTUS.

     No person has been authorized to give any information or to make any representations, other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us, the selling shareholder or any underwriter, agent or dealer. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

                           FORWARD LOOKING STATEMENTS

     The statements contained or incorporated by reference in this prospectus that are not historical facts are or may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act. Some of these statements can be identified by the use of forward-looking terminology such as "prospects," "outlook," "believes," "estimates," "intends," "may," "will," "should," "anticipates," "expects" or "plans," or the negative or other variation of these or similar words, or by discussion of trends and conditions, strategy or risks and uncertainties. In addition, from time to time we or our representatives have made or may make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that we make with the SEC, or press releases or oral statements made by or with the approval of one of our authorized executive officers. Factors that could cause such a difference include those that will appear under the heading "Risk Factors" in the prospectus supplements accompanying this prospectus.

     We undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. -- OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth those expenses to be incurred by Universal American Financial Corp. ("UAFC" or the "Corporation") in connection with the issuance and distribution of the securities being registered. Except for the Securities and Exchange Commission filing fee, all amounts shown are estimates.

Securities and Exchange Commission filing fee.............       $      25,264
Printing and engraving expenses...........................                   *
Accountant's fees and expenses............................                   *
Legal fees and expenses...................................                   *
Miscellaneous expenses....................................                   *
                                                                 -------------
               TOTAL......................................       $
                                                                 =============
-------------
*  To be filed by amendment.


ITEM 15. -- INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Pursuant to the statutes of the State of New York, a director or officer of a corporation is entitled, under specified circumstances, to indemnification by the corporation against reasonable expenses, including attorneys' fees, incurred by him in connection with the defense of a civil or criminal proceeding to which he has been made, or threatened to be made, a party by reason of the fact that he was such a director or officer. In certain circumstances, indemnity is provided against judgments, fines and amounts paid in settlement. In general, indemnification is available where the director or officer acted in good faith, for a purpose such director or officer reasonably believed to be in the best interests of the corporation. Specific court approval is required in some cases. The foregoing statement is qualified in its entirety by reference to Sections 715, 717 and 721 through 725 of the New York Business Corporation Law (the "NYBCL").

     As permitted by Section 722 and 723 of the NYBCL, Article 6 of the by-laws of UAFC requires it to indemnify to the greatest extent allowed by law, each of its directors, officers and employees and persons serving as an officer, director, employee or agent of another corporation at its request, against liability (whether by judgment or settlement) and reasonable expenses (including attorney's fees) necessarily incurred in defending any action or proceeding, brought or threatened against him, by reason of his service as such officer, director, employee or agent.

     UAFC's Certificate of Incorporation, as amended, supplements the indemnification rights of directors under its by-laws so that no director of UAFC shall be held personally liable to it or to its shareholders for damages for any breach of duty while acting as director, unless (a) it is found, by a judgment of a court of competent jurisdiction, or by other adjudication, (i) that said breach of duty, whether an act or omission, was committed in bad faith, or involved intentional misconduct or knowing violation of the law; (ii) that said director personally gained a financial profit or other advantage to which the director was not legally entitled; or (iii) that the director's acts violated Section 719 of the NYBCL; or (b) that the act or omission was committed before the adoption of such provision on October 16, 1988.

ITEM 16. -- EXHIBITS.

1.01*    Form of Underwriting Agreement.

3.01 Restated Certificate of Incorporation of Universal American Financial Corp. (incorporated by reference to Exhibit 3.1 to our Amendment No. 2 to the Registration Statement (File No. 333-62036) on Form S-3 filed on July 11, 2001).

3.02 Amendment No. 1 to the Restated Certificate of Incorporation of Universal American Financial Corp. (incorporated by reference to Form 10-Q (File No. 0-11321) for the quarter ended June 30, 2004, filed with the SEC on August 9, 2004).

3.03 Amended and Restated By-Laws of Universal American Financial Corp. (incorporated by reference to Exhibit A to Form 8-K (File No. 0-11321) dated August 13, 1999).

4.01*    Form of Senior Indenture.

4.02*    Form of Subordinated Indenture.

4.03*    Form of Depositary Receipt.

4.04*    Form of Depositary Agreement.

4.05*    Form of Warrant Agreement, including form of Warrant.

4.06**   Specimen Common Share Certificate.

4.07*    Specimen Preferred Share Certificate.

4.08*    Form of Purchase Contract Agreement.

5.01*    Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

10.01** Amendment No. 1 to Universal American Financial Corp. 1998 Incentive Compensation Plan.

12.01** Statement Re: Computation of Ratio of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Stock Dividends.

23.01**  Consent of Ernst & Young LLP.

23.02*   Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in
         Exhibit 5.01 hereto).

24.01 Power of Attorney of certain officers and directors of Universal American Financial Corp. (included on the signature page hereto).

25.01* Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Senior Trustee, as Trustee for the Senior Debt Securities.

25.02* Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Subordinated Trustee, as Trustee for the Subordinated Debt Securities.


-------------
* To be filed by amendment or by a report on Form 8-K pursuant to Item 601 of Regulation S-K.

**   Filed herewith.

ITEM 17. - UNDERTAKINGS.

     (a) Rule 415 Offering.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by such registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Filings Incorporating Subsequent Exchange Act Documents by Reference.

     The undersigned registrant hereby undertakes that, for purpose of determining any liability under the Securities Act of 1933, each filing of such registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Acceleration of Effectiveness.

     Insofar as indemnifications for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person, if any, of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) Rule 430A Offering.

     The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) Qualification of Trust Indentures for Delayed Offerings.

     The undersigned registrant hereby undertakes to file an application for the purpose of determining eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Universal American Financial Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye Brook, State of New York, on this 3rd day of November, 2004.

                                      UNIVERSAL AMERICAN FINANCIAL CORP.


                                      By: /s/ Richard A. Barasch
                                          ----------------------------------
                                          Richard A. Barasch
                                          Chairman of the Board, President and
                                          Chief Executive Officer



                              POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Richard A. Barasch and Robert A. Waegelein as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) and the Securities Act of 1933, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the following capacities on this 3rd day of November, 2004.

           SIGNATURE                                     TITLE
           ---------                                     -----


   /s/ Richard A. Barasch              Chairman of the Board, President, Chief
--------------------------------       Executive Officer and Director (Principal
      Richard A. Barasch               Executive Officer



   /s/ Robert A. Waegelein             Senior Vice President and Chief Financial
--------------------------------       Officer (Principal Financial Officer and
      Robert A. Waegelein              Principal Accounting Officer)




     /s/ Bradley E. Cooper             Director
--------------------------------
        Bradley E. Cooper

           SIGNATURE                              TITLE
           ---------                              -----


    /s/ Mark M. Harmeling                       Director
--------------------------------
       Mark M. Harmeling



      /s/ Bertram Harnett                       Director
--------------------------------
        Bertram Harnett



        /s/ Linda Lamel                         Director
--------------------------------
          Linda Lamel



      /s/ Eric Leathers                         Director
--------------------------------
         Eric Leathers



    /s/ Patrick J. McLaughlin                   Director
--------------------------------
     Patrick J. McLaughlin



      /s/ Robert A. Spass                       Director
--------------------------------
        Robert A. Spass



     /s/ Robert F. Wright                       Director
--------------------------------
       Robert F. Wright

                                  EXHIBIT INDEX


1.01*    Form of Underwriting Agreement.

3.01 Restated Certificate of Incorporation of Universal American Financial Corp. (incorporated by reference to Exhibit 3.1 to our Amendment No. 2 to the Registration Statement (File No. 333-62036) on Form S-3 filed on July 11, 2001).

3.02 Amendment No. 1 to the Restated Certificate of Incorporation of Universal American Financial Corp. (incorporated by reference to Form 10-Q (File No. 0-11321) for the quarter ended June 30, 2004, filed with the SEC on August 9, 2004).

3.03 Amended and Restated By-Laws of Universal American Financial Corp. (incorporated by reference to Exhibit A to Form 8-K (File No. 0-11321) dated August 13, 1999).

4.01*    Form of Senior Indenture.

4.02*    Form of Subordinated Indenture.

4.03*    Form of Depositary Receipt.

4.04*    Form of Depositary Agreement.

4.05*    Form of Warrant Agreement, including form of Warrant.

4.06**   Specimen Common Share Certificate.

4.07*    Specimen Preferred Share Certificate.

4.08*    Form of Purchase Contract Agreement.

5.01*    Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

10.01** Amendment No. 1 to Universal American Financial Corp. 1998 Incentive Compensation Plan.

12.01** Statement Re: Computation of Ratio of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Stock Dividends.

23.01**  Consent of Ernst & Young LLP.

23.02*   Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in
         Exhibit 5.01 hereto).

24.01 Power of Attorney of certain officers and directors of Universal American Financial Corp. (included on the signature page hereto).

25.01* Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Senior Trustee, as Trustee for the Senior Debt Securities.

25.02* Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Subordinated Trustee, as Trustee for the Subordinated Debt Securities.


--------------
* To be filed by amendment or by a report on Form 8-K pursuant to Item 601 of Regulation S-K.
**   Filed herewith.